UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2009

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Ave. New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 20, 2009, Artio Global Holdings LLC (“Holdings”), a subsidiary of Artio Global Investors Inc. (the “Company”) borrowed $60 million under the term portion of its $110 million term and revolving credit facility, dated September 4, 2009, among Holdings, as borrower, certain other subsidiaries of the Company, as guarantors, Bank of America N.A., as administrative agent, the other lenders party thereto and Bank of America Securities LLC, as sole lead arranger and book manager (the “Credit Facility”).  Holdings provided notice of its borrowing in a letter to the administrative agent dated October 15, 2009.  The borrowing will bear interest at a rate of 3.28406%, which will be reset in three months.

As of October 20, 2009, there is no remaining capacity under the term portion of the Credit Facility and there is $50 million of remaining capacity under the revolving portion of the Credit Facility.  As previously disclosed, Holdings expects to use the $60 million proceeds to fund a distribution to the Company that the Company will use to fund a distribution to its former sole stockholder, GAM Holding Ltd. (formerly Julius Baer Holding Ltd.), and to provide working capital and, potentially, seed capital for future investment products.

The Credit Facility is described in the Company’s registration statement on Form S-1 (File No. 333-149178) filed on February 12, 2008, as amended (the “Registration Statement”), which description is incorporated by reference herein. Such description is qualified by reference to the full text of the Credit Facility, which was filed as Exhibit 10.20 to Amendment No. 7 to the Registration Statement on September 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: October 20, 2009	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer